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                                                                  EXHIBIT 23.5

              [CALIFORNIA TRADE AND COMMERCE AGENCY LETTERHEAD]

                              November __, 1997

California Infrastructure and Economic
  Development Bank
c/o California Trade and Commerce Agency
801 K Street, Suite 1700
Sacrament, California 95814

        Re: California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1
                Rate Reduction Certificates

Ladies and Gentlemen:

        I serve as general counsel to the California Infrastructure and Economic Development Bank.

        I consent to the filing of my form of opinion with the Securities and Exchange Commission as exhibit 99.9 to Amendment No. 3 the Registration Statement (Registration No. 333-30715).


                                        Very truly yours,


                                        Brooke Bassett, Esq.